ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement (the “Agreement”) is made as of February 10th 2009, among SENERGY PARTNERS LLC, a Nevada limited liability corporation having an address for business at 2245 N. Green Valley Parkway, Ste 429, Henderson, Nevada 89014 (“Senergy”), ART BROKERAGE, INC., a Nevada company with an address for business at 368 Bradford Drive, Henderson, Nevada (“ABI”) and Maverick Minerals Corporation, a Nevada Corporation with an address for business at 2501 Lansdowne Avenue, Saskatoon, Saskatchewan, S7J 1H3 (the “Company”).

WHEREAS:

A. The Company is indebted to ABI in the amount of $447,500 (the “Debt”);

B. ABI wishes to assign, and Senergy wishes to assume, all of ABI’s right, title, interest and obligation in the Debt (the “Assigned Debt”) based on the terms and conditions set out herein; and

C. The Company seeks to execute this Agreement solely to consent to and acknowledge the assignment of the Assigned Debt as contemplated by this Agreement.

NOW THEREFORE THIS ASSIGNMENT AND AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements set out herein and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties acknowledge and agree as follows:

1. Assignment. ABI hereby assigns, and Senergy hereby assumes, any and all right, title, interest and obligation of the Assigned Debt and Senergy further agrees to be bound by the terms and conditions of the Assigned Debt as if it were an original signatory thereto (the “Assignment”).

2. Effect of Assignment. Except as amended by this Agreement, the parties hereto acknowledge that the Assigned Debt remains in full force and effect.

3. Consent. The Company hereby consents to and acknowledges the Assignment. The Company agrees to pay Senergy when any payment is made with respect to the Assigned Debt.

4. Representations of ABI. ABI hereby represents and covenants that:

(a)

to the best knowledge of ABI, there is no claim, charge, arbitration, grievance, action, suit, investigation or proceeding by or before any court, arbiter, administrative agency or other governmental authority now pending or threatened against the Assigned Debt or against ABI as holder of the Assigned Debt that, if adversely resolved or determined, would have a material adverse effect on the value of the Assigned Debt; and

(b)

neither the execution, delivery and performance of this Agreement, nor the consummation of the Assignment will conflict with, result in a violation of, cause a default under (with or without notice, lapse of time or both) or give rise to a right of termination, amendment, cancellation or acceleration of any material obligation contained in or the loss of any material benefit under, or result in the creation of any material lien, claim, security interest, charge or encumbrance upon the Assigned Debt.

5. Entire Agreement. This Agreement constitutes the whole agreement between the parties in respect of the Assignment contemplated hereby and there are no warranties, representations, terms, conditions, or collateral agreements expressed or implied, statutory or otherwise, other then expressly set forth in this Agreement.

6. All Further Acts. Each of the parties hereto will do any and all such acts and will execute any and all such documents as may reasonably be necessary from time to time to give full force and effect to the provisions and intent of this Agreement.

7. Jurisdiction. This Agreement will be governed by, and construed in accordance with, the laws of the State of Nevada without regards to the choice of law principles thereof. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the Courts of the State of Nevada for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.

8. Headings. The headings contained in this Agreement are for convenience purposes only and will not affect in any way the meaning or interpretation of this Agreement.

9. Currency. All funds included in this Agreement are stated in United States dollars.

10. Successors and Assigns. This Agreement will enure to the benefit of, and be binding upon, ABI and Senergy and their respective successors and assigns.

11. Notice. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described: (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by facsimile, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as set out on page 1 of this Agreement, or at such other address as such party may designate by ten days’ advance written notice to the other party.

12. Meaning of “Business Day”. For the purposes of this Agreement, the term “Business Day” means any day other than a Saturday, Sunday, public holiday under the laws of the State of Nevada or other day on which banking institutions are authorized or obligated to close in the State of Nevada.

13. Amendment. This Agreement may not be amended except by an instrument in writing signed by each of the parties.

14. Counterparts and Electronic Means. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the day and year first written above.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED and DELIVERED by	)
ART BROKERAGE, INC. in the presence of:	)
/s/ Helen Margulis	)
Signature	)
	)		ART BROKERAGE, INC.
Print Name	)
Art Brokerage Inc.	)
Address	)	Per:
368 Bradford Drive, Henderson, Nevada	)		Authorized Signatory
)
Chief Financial Officer	)
Occupation	)
)

MAVERICK MINERALS CORPORATION		SENERGY PARTNERS LLC

By:		By:
	Authorized Signatory		Authorized Signatory